E-Music.com                       6/30/99                 Confidential Quotation

                                                                   Exhibit 10.22

Note: Portions of this exhibit indicated by "[*]" are subject to a confidential treatment request, and have been omitted from this exhibit. Complete, unredacted copies of this exhibit have been filed with the Securities and Exchange Commission as part of this company's confidential treatment request.

[LOGO OF ENCODING.COM]

[*]
Emusic.com, Inc.

Encoding.com would like to validate our strong desire to have a strategic and long-term relationship with Emusic.com by delivering what we believe to be a very compelling proposal. The below proposal is intended to encompass all of Emusic's encoding for a period of [*] and is designed with a full partnership in mind. Please note that the pricing you are being offered here is confidential to E-music and the terms herein should not be disclosed to any third party.

The terms of this agreement are good until the last day of June 1999.

You will notice in the pricing section that we have given you [*] prices for the encoding of [*] CDs initially and all ongoing volumes for a period of [*].

Also pricing for Windows Media encoding has been added here as well at a very reasonable rate.

                             Encoding Requirements

Please review this document carefully and let me know if there are sections that are unclear or if we are missing some pressing details.

The following are your requirements, as we understand them.

 .  Support for the highest quality encoding from [*] format into [*] formats.
   Encoding of [*] CDs into [*] formats, [*].  Possible support for [*].
 .  [*] files will be encoded using the [*].
 .  [*] samples will be encoded into [*].
 .  [*] samples will be captured [*] seconds into a song unless otherwise requested. [*].
 .  Scanning of cover art into at least [*] formats.  [*] at a frame size to be determined.
 .  Receive media from labels and generate an electronic package slip for E-
   music.com for rectification purposes.
 .  Tracking of all media that is shipped to encoding.com without a packing slip by our internal tracking number, UOC and album title.
 .  Data entry for all [*] CDs to be used for meta data entry, naming, and cross reference to web site.
 .  Deliveries of media back to E-music.com [*].
 . Require dedicated capacity in the encoding.com lab in an ongoing capacity for projects that can not yield the normal 2-4 week lead-time.

[*] Confidential Treatment Request

Quotation valid through June 1999

E-Music.com                       6/30/99                 Confidential Quotation


           Digitization & Encoding Services; Data Work, and Scanning

Encoding

encoding.com is in a phase in our company culture where the partnerships we make are as important as anything. By this we are prepared to jump into this partnership with both feet and offer you the same strategic pricing for your initial encoding project as all ongoing encoding work.

Please find below a brief description of the two opportunities available to you.

Pricing Short: Please also see contingencies below.

Straight customer/client relationship.
     -----------------------------------------------------------------
                         Encoding- MP3 and RA     Scanning     Data
     -----------------------------------------------------------------
       Initial [*]CDs              [*]               [*]        [*]
     -----------------------------------------------------------------
       1-year ongoing              [*]               [*]        [*]
     -----------------------------------------------------------------

Earn out opportunity: with the below opportunity you can save upwards of [*] off the initial encoding project for a [*] royalty on all online sales of media we encoded for a period of [*].

     -----------------------------------------------------------------
                         Encoding- MP3 and RA     Scanning     Data
     -----------------------------------------------------------------
       Initial [*] CDs             [*]               [*]        [*]
     -----------------------------------------------------------------
       1-year ongoing              [*]               [*]        [*]
     -----------------------------------------------------------------

We are not concerned with which option you choose, but we did want to give you a way to defer your pricing even more if appropriate.

Initial [*]CDs (material):

The following are conditions of this very strategic pricing for your initial [*] CDs.

 .  Work order is executed and a PO generated for the initial amount by June 30th
   1999.
 .  Jointly Sponsored press release announcing project and partnership
 .  Minimum annual commitment of [*] CDs for a period of 1-year. This will be dedicated capacity that will be priority access for E-Music.
 .  Link exchange where appropriate
 .  Possible other promotional or marketing events
 .  [*] downloads for all encoding.com employees for a period of 6-months.

Specifics:

Set-up per CD:                      [*]
Database integration:               [*]
Material Warehousing
     6 months from 1st shipment     [*]
Encoding cost per track/song
     [*] file:                      [*]
[*]                                 [*]

Total for [*] Tracks:               [*]
[*] tracks per CD on average

We will work with you over the next week to put in place a delivery schedule for this deployment.

*If not executed by June 30th 1999 the price of [*] will apply for per track encoding.

[*] Confidential Treatment Request

Quotation valid through June 1999

E-Music.com                       6/30/99                 Confidential Quotation


Data Entry

Encoding.com has put in place a very robust data entry process and management software. Over the past year we have created custom databases for a number of clients with similar needs as your own. The following is our understanding of your data entry requirements and the pricing that we are able to offer to implement these. [*] The following are based on our ability to enter data for [*] CDs per hour per data entry employee.

Please also note that we have looked in the past at the use of the [*] as a tool for propagating meta fields in our clients databases. [*].

Caveat:   When encoding.com is given an electronic packing slip for the CDs we are receiving the data entry costs associated with those CDs will be [*] per CD.

Fields to be captured:
[*]

Format for export:          [*]
Cost per CD:                [*]
Total Costs for [*] CDs:    [*]*

* this number will be less if [*]

Scans

Encoding.com has the ability to scan cover art for E-Music.com as part of our normal fulfillment process. For this project we will capture [*] formats as follows:
[*]

Costs per scan:         [*]
Costs for [*] scans:    [*]

List price is [*] and [*] additional format..


[*] Confidential Treatment Request

Quotation valid through June 1999

E-Music.com                       6/30/99                 Confidential Quotation


We will deliver the image files to you on CDR or DLT depending on your requirements. Sometimes we have found that it is easier to manage the audio files on CDR depending on your usage. We will work with you on this.

Fulfillment and Delivery

Fulfillment and delivery is how we return your media to you or to your hosting provider. The options here are via DAT, CDR, or FTP. We don't recommend FTP because of timeliness for this amount of data.

DLT delivery media for [*] CDs worth of compressed media and cover art.

Approximately [*] of data to be delivered
[*] can fit on an individual DLT
[*] needed; @ [*] per DLT

Delivery Costs:        [*]
CDR Delivery:          [*]

We will work with your operations teams to put in place a structure for how we deliver, store and retrieve media to and for E-music.

Summary:

We are very interested in working with you on this project. We believe that we are the only choice in the industry that can handle these volumes of audio encoding. Please let me know what other information you need from me and I will work to provide it. These prices are valid through June 1999.

Initial [*] CD encoding project

     ---------------------------------------------------------------------
       Item              Count                   Your Costs     Total
     ---------------------------------------------------------------------
       Encoding          [*] Songs into [*]      [*]            [*]
     ---------------------------------------------------------------------
                         [*] Encoding            [*]            [*]
     ---------------------------------------------------------------------
       Data Entry        [*] CDs ([*]fields)     [*]            [*]
     ---------------------------------------------------------------------
       Scans             [*]                     [*]            [*]
     ---------------------------------------------------------------------
       Delivery          [*] DLT                 [*]            [*]
     ---------------------------------------------------------------------
       CDR ongoing                               [*]
     ---------------------------------------------------------------------
       Total Project                                            [*]
        Costs
     ---------------------------------------------------------------------

1-year volume commitment: Additional Volume.

     ---------------------------------------------------------------------
       Item               Count                  Your Costs     Total
     ---------------------------------------------------------------------
       Encoding           [*] songs into [*]     [*]            [*]
     ---------------------------------------------------------------------
                          [*] encoding           [*]            [*]
     ---------------------------------------------------------------------
       Data Entry         [*] CDs ([*]fields)    [*]            [*]
     ---------------------------------------------------------------------
       Scans              [*]                    [*]            [*]
     ---------------------------------------------------------------------
       Delivery           [*] DLT                [*]            [*]
     ---------------------------------------------------------------------
       CDR ongoing                               [*]
     ---------------------------------------------------------------------
       Total Project                                            [*]
        Costs
     ---------------------------------------------------------------------


[*] Confidential Treatment Request

Quotation valid through June 1999

E-Music.com                       6/30/99                 Confidential Quotation


* Contingent on this work-order being signed by June 30th 1999. Otherwise the ongoing pricing schedules will be applied.

Ongoing Work:

Contingent on the signing of this work agreement we will work with Emusic.com to put in place a structure and a process for handling all mass ongoing encoding work for Emusic.com as well as how we will reserve dedicated lab time. In signing this document Emusic.com asserts its willingness to enter into an agreement of this nature.

The following is the pricing that we are able to offer Emusic.com for this ongoing work as stated earlier.

     ---------------------------------------------------------------------
                         Encoding- MP3, RA,      Scanning       Data
                         and Windows Media
     ---------------------------------------------------------------------
       [*] ongoing       [*]                     [*]            [*] per CD
     ---------------------------------------------------------------------

Ongoing volumes are estimated at [*] tracks [*].


Terms and Conditions

The primary terms of our agreement require that you guarantee to have the rights to the content and we agree not to use the content for other purposes without your approval. We require a [*] deposit on all contracted work. The balance will be invoiced monthly against the past months work.

1. CONTROLLING TERMS. Pricing is valid until June 31st 1999 and are valid for a period of one year from the execution of this document. The terms and conditions of sale contained herein shall apply to all provisions of encoding services and related services by encoding.com, Inc. ("encoding.com") and to all purchase orders or other offers accepted by encoding.com related thereto (collectively, the "Service"). These terms and conditions may in some instances conflict with or add to some of the terms and conditions affixed to the purchase order or the procurement document issued by the Customer. In such case, the terms and conditions contained herein shall govern exclusively and ACCEPTANCE OF CUSTOMER'S ORDER IS EXPRESSLY CONDITIONED UPON CUSTOMER'S ACCEPTANCE OF THE TERMS AND CONDITIONS CONTAINED HEREIN irrespective of whether the Customer accepts these conditions by oral or written acknowledgment, by implication or by acceptance of or payment for the provision of the Service ordered hereunder based on the content, materials and/or elements (collectively, the "Content") provided to encoding.com by Customer.

2. TERMS OF PAYMENT. Payment must be made in US dollars and may be made in cash, cashier's check, money order, travelers checks, check drawn on local bank or Visa / MasterCard. All COD orders must be paid for and picked up Monday through Friday between the hours of 9:00 AM and 5:00 PM. Credit terms are net 15 days. Interest at the maximum rate allowed by law will be charged on all accounts not paid within 30 days unless previous arrangements have been made with the encoding.com. ANY CLAIMS FOR ADJUSTMENT IN CONNECTION WITH AN INVOICE MUST BE PRESENTED IN WRITING WITHIN 10 DAYS OF THE DATE OF THE INVOICE IN QUESTION.

3. PRICES; LIENS. Prices for the Service are those shown on the face of this acknowledgment, provided, however, that if such prices are based on the purchase of a minimum quantity of Service and Customer fails to purchase such minimum quantity, encoding.com has the right to collect from Customer the difference between the price paid by Customer for the Service purchased and encoding.com's standard price for such Service in quantity actually purchased by Customer. encoding.com shall have a lien and security interest on tapes, CDs, files and other property delivered by Customer to encoding.com and/or made by encoding.com therefrom for the balance of any account due us by the Customer, including collection and attorney's fees. Customer hereby authorizes encoding.com to execute and file, on Customer's behalf, a financing or other statement evidencing this security interest. When necessary, Customer agrees to execute necessary documentation for perfecting such security interest.

4. SHIPPING. If encoding.com provides shipping and handling services for Customer's materials, surcharges will apply. Shipping and delivery dates are approximate. In no event, for any reason whether or not beyond encoding.com's control, shall encoding.com be liable to Customer or any other party for any losses, damages or liability for delay in delivery of shipped materials; nor shall any delay in delivery of shipped materials constitute grounds for cancellation of Customer's work order.

5. DELIVERY. The delivery dates set forth on this acknowledgment are approximate only, and encoding.com is not liable for any damages to Customer, nor shall encoding.com be in breach of its obligations to the Customer, because of any delivery made within a reasonable time after the stated delivery date. encoding.com may by written notice to Customer change any delivery date, and such date shall become the agreed upon delivery date unless Customer objects to such date in writing delivered to encoding.com within ten (10) days of receipt of encoding.com's notice. encoding.com shall not be liable for any late delivery caused by the failure of the Customer to provide in a timely manner any necessary information to affect such delivery.

6. FORCE MAJEURE. encoding.com is not liable for any failure to deliver, or delay in the delivery of, any Service due to a cause beyond its control, including but not limited to acts of God, fires, typhoons, earthquakes, labor disputes, governmental actions or inability to obtain materials, components, energy, encoding facilities, or transportation. In the event of any such delay, the data of delivery or performance hereunder shall be extended by a period equal to the time lost by reason of such delay. If encoding.com's production is curtailed for any of the above reasons, encoding.com may allocate its production among its various customers. Such allocation shall be in a commercially fair and reasonable manner.

7. STORAGE. It is the Customer's responsibility to arrange for removal of materials from encoding.com at the completion of each project. At the Customer's request, encoding.com will store tapes and Content for a maximum of 60 days. encoding.com reserves the right to ship tapes and/or Content to the Customer, freight collect, at the conclusion of the 60 day period or to charge a storage fee or to otherwise dispose of the materials.

8. RIGHT TO REFUSE SERVICE. encoding.com reserves the right to refuse service and/or process any Content which encoding.com, in its sole discretion, deems unlawful, pornographic, degrading, likely to incite prejudice or passion or otherwise inappropriate.

9. CUSTOMER WARRANTIES. Customer represents and warrants that (a) Customer has sufficient rights in the Content to use it in the manner contemplated by this acknowledgment, (b) the Content does not infringe upon or violate any patent, copyright, trade secret, trademark or other intellectual property right of any third party or any obscenity law or other applicable law, rule or regulation in any jurisdiction in which the Content may be viewed or retrieved, (c) encoding.com's


[*] Confidential Treatment Request

Quotation valid through June 1999

E-Music.com                       6/30/99                 Confidential Quotation


provision of the Service and/or hosting of the Content hereunder will not infringe upon or violate any patent, copyright, trade secret, trademark or other intellectual property right of any third party, including but not limited to any and all performance license rights, mechanical license rights, synchronization license rights and rights under the Digital Performance Right in Sound Recordings Act of 1995, or any obscenity law or other applicable law, rule or regulation in any jurisdiction in which the Content can be viewed or retrieved, and (d) the Content and encoding.com's provision of the Service on behalf of Customer is not for any illegal, obscene, offensive or immoral purpose.

10. ENCODING.COM LIMITED WARRANTY; LIMITED LIABILITY; EXCLUSION OF
CONSEQUENTIAL DAMAGES. It is understood and agreed that the Customer's materials are transported, received, processed, used and stored at Customer's risk. ENCODING.COM SHALL NOT BE LIABLE FOR ANY LOST PROFITS OR OTHER DAMAGES CAUSED BY THE LOSS, DAMAGE OR DESTRUCTION OF MATERIALS BELONGING TO THE CUSTOMER OR ANY OTHER PERSON WHILE IN TRANSIT OR POSSESSION OF ENCODING.COM UNLESS CAUSED BY THE NEGLIGENCE OF ENCODING.COM IN WHICH EVENT, THE LIABILITY OF ENCODING.COM SHALL BE LIMITED TO THE REPLACEMENT OF A SIMILAR QUANTITY OF BLANK TAPE OR MAGNETIC OR OPTICAL MEDIA TO THE MATERIALS WHICH WERE LOST, DAMAGED OR DESTROYED. EXCEPT FOR SUCH REPLACEMENT, ENCODING.COM SHALL HAVE NO FURTHER LIABILITY REGARDING THE LOSS, DAMAGE OR DESTRUCTION OF SUCH MATERIALS. ENCODING.COM SHALL NOT BE LIABLE TO CUSTOMER OR ANY OTHER PERSON FOR ANY ACT OR OMISSION OF ANY PERSON SELECTED BY ENCODING.COM TO PERFORM SERVICES OR FURNISH MATERIALS TO CUSTOMER. IF MATERIALS FURNISHED BY ENCODING.COM ARE FOUND TO BE DEFECTIVE IN MANUFACTURE, ENCODING.COM SHALL REPLACE SUCH MATERIALS WITH A SIMILAR QUANTITY OF BLANK TAPE, OR MAGNETIC OR OPTICAL MEDIA, PROVIDED THE CUSTOMER NOTIFIES ENCODING.COM IN WRITING WITHIN THIRTY DAYS AFTER SHIPMENT OF SUCH DEFECT. EXCEPT FOR SUCH REPLACEMENT, ENCODING.COM SHALL HAVE NO FURTHER LIABILITY IN CONNECTION WITH SUCH DEFECTIVE MATERIALS. ENCODING.COM MAKES NO WARRANTY, EXPRESSED OR IMPLIED WITH RESPECT TO THE MATERIALS OR SERVICES PROVIDED IT ASSUMES NO RESPONSIBILITY FOR THE CHARACTER OR QUALITY OF MATERIALS OR SERVICES PROVIDED BY IT. ENCODING.COM EXPRESSLY DISCLAIMS ALL WARRANTIES EXPRESSED OR IMPLIED, STATUTORY OR OTHERWISE, INCLUDING ANY IMPLIED WARRANTY OR MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. ALL WARRANTIES WITH RESPECT TO THE SERVICE ARE STRICTLY LIMITED TO THOSE SET FORTH IN THIS ACKNOWLEDGMENT. IN NO EVENT WILL ENCODING.COM BE LIABLE TO THE CUSTOMER FOR ANY CONSEQUENTIAL, INDIRECT, SPECIAL, OR INCIDENTAL DAMAGES EVEN IF ENCODING.COM HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. NOTWITHSTANDING THE FOREGOING, ENCODING.COM MAKES NO REPRESENTATION OR WARRANTIES OF ANY TYPE WHATSOEVER REGARDING THE HOSTING OF ANY CONTENT ON ITS NETWORK OR ANY SUBCONTRACTOR'S OR OTHER PARTY'S NETWORK OR THE PERFORMANCE OR RELIABILITY OF ANY SUCH NETWORK, OR ANY CONNECTION TO, TRANSMISSION OVER, RESULTS OF OR USE OF ANY NETWORK CONNECTION OR FACILITIES PROVIDED (OR FAILED TO BE PROVIDED) UNDER THIS ACKNOWLEDGMENT AND ENCODING.COM MAKES NO WARRANTY WHATSOEVER FOR PRODUCTS OR SERVICES NOT ACTUALLY PRODUCED OR PROVIDED BY ENCODING.COM.

11. INDEMNIFICATION BY CUSTOMER. Customer agrees to defend, protect, indemnify and hold encoding.com harmless from and against all claims of any kind, whether based in contract, in tort (including negligence or strict liability), or resulting from (a) services provided by encoding.com on behalf of Customer hereunder, except for any damages arising exclusively out of any material breach of this acknowledgment by encoding.com, (b) any use by encoding.com of any data or files provided by Customer to encoding.com under this acknowledgment, (c) any breach by Customer of this acknowledgment, including without limitation any failure by Customer to observe or satisfy any terms or conditions of this acknowledgment, (d) any violation of any applicable federal, state or local laws with regard to the transmission and use of information and content, including laws related to privacy, publicity, the Communications Decency Act of 1996, arising out of the Customer Content, (e) any infringement of any United States or other patent, trademark, copyright, trade secret or other intellectual property right, including but not limited to any and all performance license rights, mechanical license rights, synchronization license rights and rights under the Digital Performance Right in Sound Recordings Act of 1995, relating to the Content supplied by Customer to encoding.com or the Services provided hereunder, or (f) otherwise for any losses, expenses, damages and liabilities, direct, indirect, special or consequential which may arise out of Customer's use, distribution or sale of goods or services covered hereby except those caused solely by the sole gross negligence of encoding.com.

12. ACKNOWLEDGMENT. Customer acknowledges that encoding.com, in its sole discretion, may subcontract all or part of the hosting services to be provided hereunder. CUSTOMER FURTHER ACKNOWLEDGES THAT ENCODING.COM WILL HAVE NO LIABILITY FOR THE FAILURE OF ANY NETWORK OR SERVER IN CONNECTION WITH THE HOSTING OF ANY CONTENT.

13. ORDER CANCELLATION. If an order for the Service is canceled, Customer must pay for orders scheduled for delivery or performance within ninety (90) days of encoding.com's receipt of cancellation notice.

14. MISCELLANEOUS. Any waiver by encoding.com of any default by the Customer hereunder shall not be deemed to be a continuing waiver of such default or a waiver of any other default or of any of the terms and conditions of this acknowledgment. The terms and conditions of this acknowledgment may not be superseded, modified, or amended except in a writing stating that it is a modification and signed by an authorized representative of each party hereto, provided, however, that encoding.com may modify the specifications of the Service provided hereunder if the modification does not change the form, fit or function of the Service. This acknowledgment (not including any of the terms and conditions of the Customer's purchase order or any similar document issued by Customer), constitutes the entire agreement between the Customer and encoding.com with regard to the Service listed on the face of this acknowledgment, and expressly supersedes and replaces any prior or contemporaneous agreements, written or oral, relating to such goods or services. This acknowledgment is governed by, construed and enforced in accordance with the laws of the State of Washington, without regard to conflict of laws provisions. Both parties agree that any litigation or arbitration between the parties shall take place in King County, Washington, and both parties waive any objection to personal jurisdiction or venue in any forum located in that county. In any suit or action brought to enforce any term, condition or covenant of this acknowledgment or to recover damages arising from any breach of the acknowledgment, the losing party shall pay the prevailing party's reasonable attorneys' fees and all other costs and expenses which may be incurred by the prevailing party in any suit, action or in any reviews or appeals therefrom.


ACKNOWLEDGED AND AGREED:

E-music.com


By:   /s/ Joseph Howell
   ------------------------------------
Its:  Chief Financial Officer


[*] Confidential Treatment Request

Quotation valid through June 1999

E-Music.com                      6/30/99                  Confidential Quotation


                   Rider to encoding.com Terms and Conditions


The following changes will be applied to the attached encoding.com Terms and Conditions.

1.   Payment terms:

Insert: EMusic agrees to pay encoding.com [*] of the total project costs in advance as called out by the contract. encoding.com will invoice EMusic for [*] of the total amount of this project in the amount of [*] immediately net 0 and an additional [*] on the last billing cycle of September.

During the first [*] of the project, encoding.com will invoice EMusic normally outside of this [*] down payment. EMusic will pay these invoices per the terms of the agreement. During the second [*] of the project the down payment that was made by EMusic will be applied to encoding.com invoices.

2.   Data Entry Rider:

The attached form outlines in detail the fields that need to be captured by encoding.com in the data entry portion of the encoding process. The fields that are called out are also defined so each item is clear for all data entry people across all CDs in the project.

Also-The data fields that are called out in the attached sheet are different than the ones that were called out in the original proposal. Some of these are different because of differences in how we defined a parameter and others because new requirements became available. As such the new pricing will be as follows but WILL NOT affect the total value of the contract;

Old Pricing per CD:  [*] per CD for data entry.
New Pricing per CD:  [*] per CD for data entry.

Pricing is based on an estimate of a [*] increase in the amount of time needed to capture the meta information currently requested and a mark up of the old price of [*].

Encoding.com and EMusic will review these prices and structure every [*] as appropriate to ensure that significant costs are not being endured in either direction.

    /s/ Al David                                    June 30, 1999
--------------------------------------------------------------------------------
Signature Al David--Sr. Director, Operations        Date
(Minister of the Digital Bit)

Accepted by encoding.com

    /s/ Todd Hinders                                June 30, 1999
--------------------------------------------------------------------------------
Todd Hinders--Minister of Entertainment             Date:


[*] Confidential Treatment Request

Quotation valid through June 1999